EXHIBIT 99.1 News release
HP Reports Fourth Quarter 2008 Results

Editorial Contacts:

David Shane, HP
+1 650 857 3859
david.shane@hp.com

Christina Schneider, HP
+ 1 650 857 8222
corpmediarelations@hp.com

Asa Svanstrom, HP
+ 1 650 857 2246 (Investors)
Investor.relations@hp.com

HP Media Hotline
+1 866 266 7272
pr@hp.com
www.hp.com/go/newsroom

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • • • •

Fourth quarter net revenue up 19%, or $5.3 billion, from a year earlier to $33.6 billion

Fiscal 2008 net revenue up 13%, or $14.1 billion, to $118.4 billion

Fourth quarter GAAP operating profit up 4% to $2.7 billion; $0.84 earnings per share, up from $0.81 a year earlier

Fourth quarter non-GAAP operating profit up 21% to $3.4 billion; $1.03 earnings per share, up from $0.86 a year earlier

Fourth quarter cash flow from operations of $3.3 billion; fiscal 2008 cash flow from operations of $14.6 billion, up 52% from a year earlier

Closed EDS acquisition; integration on track

PALO ALTO, Calif., Nov. 24, 2008 – HP today announced financial results for its fourth fiscal quarter ended Oct. 31, 2008, with net revenue of $33.6 billion, up 19% from a year earlier and up 16% when adjusted for the effects of currency. Excluding EDS revenue, net revenue grew 5% year over year or 2% when adjusted for the effects of currency.

In the fourth quarter, GAAP operating profit was $2.7 billion and GAAP diluted earnings per share (EPS) was $0.84, up from $0.81 in the prior-year period. Non-GAAP operating profit was $3.4 billion, with non-GAAP diluted EPS of $1.03, up from $0.86 in the prior-year period. Non-GAAP financial information excludes $482 million of adjustments on an after-tax basis, or $0.19 per diluted share, related primarily to amortization of purchased intangible assets, restructuring charges, acquisition-related charges and in-process research and development charges.

“HP capped off a strong year by delivering another solid quarter led by strength in our services segment and disciplined expense management,” said Mark Hurd, HP chairman and chief executive officer. “Our global reach, broad portfolio, numerous cost initiatives and consistent execution differentiate HP in the current economic environment.”

	Q4 FY08	Q4 FY07	Y/Y	FY08	FY07	Y/Y
Net revenue ($B)	$ 33.6	$ 28.3	19%	$ 118.4	$ 104.3	13%
GAAP operating margin	8.2%	9.3%	(1.1 pts)	8.8%	8.4%	0.4 pts
GAAP net earnings ($B)	$ 2.1	$ 2.2	-2%	$ 8.3	$ 7.3	15%
GAAP diluted EPS	$ 0.84	$ 0.81	4%	$ 3.25	$ 2.68	21%
Non-GAAP operating margin	10.1%	9.9%	0.2 pts	10.0%	9.2%	0.8 pts
Non-GAAP net earnings ($B)	$ 2.6	$ 2.3	13%	$ 9.3	$ 8.0	17%
Non-GAAP diluted EPS	$ 1.03	$ 0.86	20%	$ 3.62	$ 2.93	24%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over- year comparisons.

Revenue grew 17% in the Americas, 22% in Europe, the Middle East and Africa and 14% in Asia Pacific to $14.0 billion, $14.1 billion and $5.5 billion, respectively. When adjusted for the effects of currency, revenue grew 17% in the Americas, 15% in Europe, the Middle East and Africa and 12% in Asia Pacific. Revenue from outside of the United States in the fourth quarter accounted for 68% of total revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) growing 23% over the prior-year period and accounting for 9% of total revenue.

Personal Systems Group
Personal Systems Group (PSG) revenue grew 10% to $11.2 billion, with unit shipments up 19%. Notebook revenue for the quarter grew 21%, while Desktop revenue declined 2%. Commercial client revenue grew 7%, while Consumer client revenue increased 15%. Operating profit was $616 million, or 5.5% of revenue, up from $589 million, or 5.8% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue declined 1% to $7.5 billion. Supplies revenue grew 9%, while Commercial hardware revenue and Consumer hardware revenue declined 10% and 21%, respectively. Printer unit shipments decreased 8%, with Consumer printer hardware units down 8% and Commercial printer hardware units down 9%. Operating profit was $1.2 billion, or 15.5% of revenue, versus $1.1 billion, or 14.5% of revenue, in the prior-year period.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $5.1 billion, down 1%. Storage revenue grew 13% led by 16% revenue growth in the midrange EVA product line and 9% revenue growth in the high-end XP product line. Industry Standard Server revenue declined 3% and Business Critical Systems revenue declined 10% while ESS blade revenue increased 43%. Operating profit was $705 million, or 13.9% of revenue, down from $736 million, or 14.4% of revenue, in the prior-year period.

HP Services
HP Services (HPS) revenue increased 99% to $8.6 billion, led by $3.9 billion revenue resulting from the EDS acquisition for the period between the Aug. 26 acquisition date and Oct. 31. Excluding EDS, HPS revenue grew 10%. Revenue in Technology Services and Outsourcing Services grew 10% and15%, respectively, with revenue in Consulting and Integration up 2%. Operating profit was $920 million, or 10.6% of revenue, compared to $515 million, or 11.8% of revenue, in the prior-year period.

HP Software
HP Software revenue grew 13% to $855 million, led by 15% growth in the Business Technology Optimization portfolio. Operating profit was $195 million, or 22.8% of revenue, up from $145 million, or 19.1% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) reported revenue of $691 million, up 5%. Financing volume increased 5%, and net portfolio assets declined 2%. Operating margin was 7.4% of revenue, up from 7.3% in the prior-year period.

Asset management
HP generated $3.3 billion in cash flow from operations for the fourth quarter. Inventory ended the quarter at $7.9 billion, down 7 days. Accounts receivable of $16.9 billion was up 2 days. Accounts payable ended the quarter at $14.1 billion, down 1 day. HP’s dividend payment of $0.08 per share in the fourth quarter resulted in cash usage of $196 million. HP utilized $1.9 billion of cash during the fourth quarter to repurchase approximately 45 million shares of common stock in the open market. HP exited the quarter with $10.3 billion in gross cash, which includes cash and cash equivalents of $10.2 billion, short-term investments of $93 million, and certain long-term investments of $95 million.

Full year fiscal 2008
Net revenue for the full fiscal year was $118.4 billion, representing growth of 13% or 8% when adjusted for the effects of currency. GAAP operating profit was $10.5 billion and GAAP diluted EPS was $3.25, up from $2.68 in the prior year. Non-GAAP operating profit was $11.8 billion, with non-GAAP diluted EPS of $3.62, up from $2.93 in the prior year. Non-GAAP financial information excludes $973 million of adjustments on an after-tax basis, or $0.37 per diluted share, related primarily to the amortization of purchased intangible assets, restructuring charges, acquisition-related charges and in-process research and development charges.

Outlook
In providing its outlook for the first fiscal quarter and full year 2009, the company has taken into consideration the current challenging economic environment and the relative strength of the U.S. dollar. Based on current exchange rates, the company now expects an unfavorable year-over-year currency impact on revenue of approximately 5 percentage points in the first quarter and roughly 6-7 percentage points for the full fiscal year and this impact is reflected in its outlook.

For the first fiscal quarter of 2009, HP expects revenue of approximately $32.0 billion to $32.5 billion, GAAP diluted EPS in the range of $0.80 to $0.82, and non-GAAP diluted EPS in the range of $0.93 to $0.95. Q109 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.13 per share, related primarily to the amortization of purchased intangibles.

For the full fiscal year 2009, HP expects revenue of approximately $127.5 billion to $130.0 billion, GAAP diluted EPS in the range of $3.38 to $3.53, and non-GAAP diluted EPS in the range of $3.88 to $4.03. FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.50 per share, related primarily to the amortization of purchased intangibles.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q4 FY08 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q42008webcast.

About HP
HP, the world’s largest technology company, provides printing and personal computing products and IT services, software and solutions that simplify the technology experience for consumers and businesses. HP completed its acquisition of EDS on Aug. 26, 2008. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2008. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008. In particular, determining HP’s actual tax balances and provisions as of October 31, 2008 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-K. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2008 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.
11/2008

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31,	July 31,	October 31,
	2008	2008	2007

Net revenue	$33,603	$28,032	$28,293

Costs and expenses(a):
Cost of sales	25,908	21,253	21,304
Research and development	842	895	914
Selling, general and administrative	3,451	3,137	3,272
Amortization of purchased intangible assets	337	213	187
In-process research and development charges	32	--	4
Restructuring	251	5	(20)
Acquisition-related charges	41	--	--
Total costs and expenses	30,862	25,503	25,661

Earnings from operations	2,741	2,529	2,632

Interest and other, net	(98)	23	67

Earnings before taxes	2,643	2,552	2,699

Provision for taxes(b)	531	525	535

Net earnings	$2,112	$2,027	$2,164

Net earnings per share:
Basic	$0.87	$0.82	$0.84
Diluted	$0.84	$0.80	$0.81

Cash dividends declared per share	$--	$0.16	$--

Weighted-average shares used to compute net earnings per share:
Basic	2,440	2,459	2,576
Diluted	2,516	2,533	2,678

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$46	$34	$40
Research and development	17	16	18
Selling, general and administrative	94	90	110
Total costs and expenses	$157	$140	$168

(b) Tax benefit from stock-based compensation	$(37)	$(38)	$(54)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(In millions except per share amounts)

	Twelve months ended October 31,
	2008	2007
	(unaudited)

Net revenue	$118,364	$104,286

Costs and expenses(a):
Cost of sales	89,921	78,887
Research and development	3,543	3,611
Selling, general and administrative	13,104	12,226
Amortization of purchased intangible assets	967	783
In-process research and development charges	45	190
Restructuring charges	270	387
Acquisition-related charges	41	--
Pension curtailments and pension settlements, net	--	(517)
Total costs and expenses	107,891	95,567

Earnings from operations	10,473	8,719

Interest and other, net	--	458

Earnings before taxes	10,473	9,177

Provision for taxes(b)	2,144	1,913

Net earnings	$8,329	$7,264

Net earnings per share:
Basic	$3.35	$2.76
Diluted	$3.25	$2.68

Cash dividends declared per share	$0.32	$0.32

Weighted-average shares used to compute net earnings per share:
Basic	2,483	2,630
Diluted	2,567	2,716

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$152	$161
Research and development	72	74
Selling, general and administrative	382	394
Total costs and expenses	$606	$629

(b) Tax benefit from stock-based compensation	$(167)	$(182)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	October 31,	per	July 31,	per	October 31,	per
	2008	share	2008	share	2007	share

GAAP net earnings	$2,112	$0.84	$2,027	$0.80	$2,164	$0.81

Non-GAAP adjustments:
Amortization of purchased intangible assets	337	0.13	213	0.08	187	0.07
In-process research and development charges	32	0.01	--	--	4	--
Restructuring	251	0.10	5	--	(20)	(0.01)
Acquisition-related charges	41	0.02	--	--	--	--
Adjustments for taxes	(179)	(0.07)	(57)	(0.02)	(39)	(0.01)

Non-GAAP net earnings	$2,594	$1.03	$2,188	$0.86	$2,296	$0.86

GAAP earnings from operations	$2,741		$2,529		$2,632

Non-GAAP adjustments:
Amortization of purchased intangible assets	337		213		187
In-process research and development charges	32		--		4
Restructuring	251		5		(20)
Acquisition-related charges	41		--		--

Non-GAAP earnings from operations	$3,402		$2,747		$2,803

GAAP operating margin	8%		9%		9%
Non-GAAP adjustments	2%		1%		1%

Non-GAAP operating margin	10%		10%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months	Diluted	Twelve months	Diluted
	ended	earnings	ended	earnings
	October 31,	per	October 31,	per
	2008	share	2007	share

GAAP net earnings	$8,329	$3.25	$7,264	$2.68

Non-GAAP adjustments:
Amortization of purchased intangible assets	967	0.38	783	0.29
In-process research and development charges	45	0.02	190	0.07
Restructuring charges	270	0.10	387	0.14
Acquisition-related charges	41	0.01	--	--
Pension curtailments and pension settlements, net	--	--	(517)	(0.19)
Adjustments for taxes	(350)	(0.14)	(153)	(0.06)

Non-GAAP net earnings	$9,302	$3.62	$7,954	$2.93

GAAP earnings from operations	$10,473		$8,719

Non-GAAP adjustments:
Amortization of purchased intangible assets	967		783
In-process research and development charges	45		190
Restructuring charges	270		387
Acquisition-related charges	41		--
Pension curtailments and pension settlements, net	--		(517)

Non-GAAP earnings from operations	$11,796		$9,562

GAAP operating margin	9%		8%
Non-GAAP adjustments	1%		1%

Non-GAAP operating margin	10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	October 31,	October 31,
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$10,153	$11,293
Short-term investments	93	152
Accounts receivable	16,928	13,420
Financing receivables	2,314	2,507
Inventory	7,879	8,033
Other current assets	14,361	11,997

Total current assets	51,728	47,402

Property, plant and equipment	10,838	7,798

Long-term financing receivables and other assets	10,468	7,647

Goodwill and purchased intangible assets	40,297	25,852

Total assets	$113,331	$88,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$10,176	$3,186
Accounts payable	14,138	11,787
Employee compensation and benefits	4,159	3,465
Taxes on earnings	869	1,891
Deferred revenue	6,287	5,025
Other accrued liabilities	17,310	13,906

Total current liabilities	52,939	39,260

Long-term debt	7,676	4,997
Other liabilities	13,774	5,916

Stockholders' equity	38,942	38,526

Total liabilities and stockholders' equity	$113,331	$88,699

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended	Twelve months ended
	October 31, 2008	October 31, 2008

Cash flows from operating activities:
Net earnings	$2,112	$8,329
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,088	3,356
Stock-based compensation expense	157	606
Provision for bad debt and inventory	193	489
In-process research and development charges	32	45
Acquisition-related charges	41	41
Restructuring charges	251	270
Deferred taxes on earnings	(128)	1,035
Excess tax benefit from stock-based compensation	(80)	(293)
Other, net	(47)	(72)

Changes in assets and liabilities:
Accounts and financing receivables	176	(261)
Inventory	344	89
Accounts payable	(518)	1,630
Taxes on earnings	226	(43)
Restructuring	(96)	(165)
Other assets and liabilities	(475)	(465)
Net cash provided by operating activities	3,276	14,591

Cash flows from investing activities:
Investment in property, plant and equipment	(1,024)	(2,990)
Proceeds from sale of property, plant and equipment	154	425
Purchases of available-for-sale securities and other investments	(92)	(178)
Maturities and sales of available-for-sale securities and other
investments	68	280
Payments made in connection with business acquisitions, net	(9,770)	(11,248)
Net cash used in investing activities	(10,664)	(13,711)

Cash flows from financing activities:
Issuance of commercial paper and notes payable, net	5,036	5,015
Issuance of debt	67	3,121
Payment of debt	(792)	(1,843)
Issuance of common stock under employee stock plans	463	1,810
Repurchase of common stock	(1,900)	(9,620)
Excess tax benefit from stock-based compensation	80	293
Dividends	(196)	(796)
Net cash provided by (used in) financing activities	2,758	(2,020)

Decrease in cash and cash equivalents	(4,630)	(1,140)
Cash and cash equivalents at beginning of period	14,783	11,293
Cash and cash equivalents at end of period	$10,153	$10,153

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31,	July 31,	October 31,
	2008	2008	2007(a)
Net revenue:

Enterprise Storage and Servers	$5,059	$4,741	$5,108
HP Services	8,639	4,753	4,348
HP Software	855	781	759
Technology Solutions Group	14,553	10,275	10,215
Personal Systems Group	11,179	10,254	10,133
Imaging and Printing Group	7,503	6,979	7,554
HP Financial Services	691	680	657
Corporate Investments	246	271	210
Total Segments	34,172	28,459	28,769
Eliminations of intersegment net revenue and other	(569)	(427)	(476)

Total HP Consolidated	$33,603	$28,032	$28,293

Earnings (Loss) from operations:

Enterprise Storage and Servers	$705	$544	$736
HP Services	920	574	515
HP Software	195	122	145
Technology Solutions Group	1,820	1,240	1,396
Personal Systems Group	616	587	589
Imaging and Printing Group	1,162	1,048	1,094
HP Financial Services	51	51	48
Corporate Investments	9	26	(5)
Total Segments	3,658	2,952	3,122

Corporate and unallocated costs and eliminations	(152)	(85)	(197)
Unallocated costs related to stock-based compensation
expense	(104)	(120)	(122)
Amortization of purchased intangible assets	(337)	(213)	(187)
In-process research and development charges	(32)	--	(4)
Restructuring	(251)	(5)	20
Acquisition-related charges	(41)	--	--
Interest and other, net	(98)	23	67

Total HP Consolidated Earnings Before Taxes	$2,643	$2,552	$2,699

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2008	2007(a)

Net revenue:

Enterprise Storage and Servers	$19,400	$18,639
HP Services	22,397	16,570
HP Software	3,029	2,531
Technology Solutions Group	44,826	37,740
Personal Systems Group	42,295	36,409
Imaging and Printing Group	29,385	28,465
HP Financial Services	2,698	2,336
Corporate Investments	965	762
Total Segments	120,169	105,712
Eliminations of intersegment net revenue and other	(1,805)	(1,426)

Total HP Consolidated	$118,364	$104,286

Earnings (Loss) from operations:

Enterprise Storage and Servers	$2,577	$2,148
HP Services	2,491	1,787
HP Software	461	221
Technology Solutions Group	5,529	4,156
Personal Systems Group	2,375	1,939
Imaging and Printing Group	4,590	4,315
HP Financial Services	192	155
Corporate Investments	49	(57)
Total Segments	12,735	10,508

Corporate and unallocated costs and eliminations	(460)	(439)
Unallocated costs related to stock-based compensation expense	(479)	(507)
Amortization of purchased intangible assets	(967)	(783)
In-process research and development charges	(45)	(190)
Restructuring charges	(270)	(387)
Acquisition-related charges	(41)	--
Pension curtailments and pension settlements, net	--	517
Interest and other, net	--	458
Total HP Consolidated Earnings Before Taxes	$10,473	$9,177

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	October 31,	July 31,	October 31,
	2008	2008	2007(a)
Net revenue:

Industry standard servers	$2,977	$2,874	$3,059
Business critical systems	935	829	1,034
Storage	1,147	1,038	1,015
Enterprise Storage and Servers	5,059	4,741	5,108
Technology services	2,447	2,394	2,229
Outsourcing services	1,468	1,456	1,271
Consulting and integration	868	903	848
EDS(b)	3,856	--	--
HP Services	8,639	4,753	4,348
Business technology optimization(c)	714	642	620
Other(c)	141	139	139
HP Software	855	781	759
Technology Solutions Group	14,553	10,275	10,215
Notebooks	6,270	5,350	5,164
Desktops	4,146	4,158	4,222
Workstations	473	468	473
Handhelds	79	90	108
Other	211	188	166
Personal Systems Group	11,179	10,254	10,133
Commercial Hardware	1,695	1,567	1,880
Consumer Hardware	983	861	1,251
Supplies	4,825	4,551	4,423
Imaging and Printing Group	7,503	6,979	7,554
HP Financial Services	691	680	657
Corporate Investments	246	271	210
Total Segments	34,172	28,459	28,769

Eliminations of intersegment net revenue and other	(569)	(427)	(476)

Total HP Consolidated	$33,603	$28,032	$28,293

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)	On August 26, 2008, HP completed its acquisition of Electronic Data Systems Corporation (“EDS”). HP has included the results of EDS for the period following the completion of the acquisition within HP Services for financial reporting purposes.

(c)	The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Twelve months ended October 31,
	2008	2007(a)

Net revenue:

Industry standard servers	$11,657	$11,380
Business critical systems	3,538	3,553
Storage	4,205	3,706
Enterprise Storage and Servers	19,400	18,639
Technology services	9,413	8,539
Outsourcing services	5,597	4,839
Consulting and integration	3,531	3,192
EDS(b)	3,856	--
HP Services	22,397	16,570
Business technology optimization(c)	2,497	2,004
Other(c)	532	527
HP Software	3,029	2,531
Technology Solutions Group	44,826	37,740
Notebooks	22,657	17,650
Desktops	16,626	15,889
Workstations	1,902	1,721
Handhelds	360	531
Other	750	618
Personal Systems Group	42,295	36,409
Commercial Hardware	6,799	6,863
Consumer Hardware	3,998	4,496
Supplies	18,588	17,106
Imaging and Printing Group	29,385	28,465
HP Financial Services	2,698	2,336
Corporate Investments	965	762
Total Segments	120,169	105,712

Eliminations of intersegment net revenue and other	(1,805)	(1,426)

Total HP Consolidated	$118,364	$104,286

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For fiscal year 2007, the reclassifications resulted in the transfer of revenue among Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. In addition, revenue was transferred among the business units within the Imaging and Printing Group and among the business units within the Personal Systems Group, but there was no change to the previously reported revenue for either segment as a whole. There was no impact on the previously reported financial results for the HP Financial Services and Corporate Investments segments.

(b)	On August 26, 2008, HP completed its acquisition of Electronic Data Systems Corporation (“EDS”). HP has included the results of EDS for the period following the completion of the acquisition within HP Services for financial reporting purposes.

(c)	The OpenView business unit was renamed as “Business Technology Optimization” and the OpenCall and Other business unit was renamed as “Other” effective fiscal 2008. The renamed “Other” business unit includes primarily the OpenCall and Business Information Optimization products.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31,	July 31,	October 31,
	2008	2008	2007
Numerator:
Net earnings	$2,112	$2,027	$2,164
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	--	2

Net earnings, adjusted	$2,112	$2,027	$2,166

Denominator:

Weighted-average shares used to compute basic EPS	2,440	2,459	2,576
Effect of dilutive securities:
Dilution from employee stock plans	76	74	94
Zero-coupon subordinated convertible notes	--	--	8
Dilutive potential common shares	76	74	102

Weighted-average shares used to compute diluted EPS	2,516	2,533	2,678

Net earnings per share:
Basic(a)	$0.87	$0.82	$0.84
Diluted(b)	$0.84	$0.80	$0.81

(a)	HP's basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(In millions except per share amounts)

	Twelve months ended October 31,
	2008	2007
	(unaudited)
Numerator:
Net earnings	$8,329	$7,264
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	3	7

Net earnings, adjusted	$8,332	$7,271

Denominator:
Weighted-average shares used to compute basic EPS	2,483	2,630
Effect of dilutive securities:
Dilution from employee stock plans	81	78
Zero-coupon subordinated convertible notes	3	8
Dilutive potential common shares	84	86

Weighted-average shares used to compute diluted EPS	2,567	2,716

Net earnings per share:
Basic(a)	$3.35	$2.76
Diluted(b)	$3.25	$2.68

(a)	HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	October 31,	July 31,	October 31,
	2008	2008	2007
Numerator:
Non-GAAP net earnings	$2,594	$2,188	$2,296
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	--	--	2

Non-GAAP net earnings, adjusted	$2,594	$2,188	$2,298

Denominator:
Weighted-average shares used to compute basic EPS	2,440	2,459	2,576
Effect of dilutive securities:
Dilution from employee stock plans	76	74	94
Zero-coupon subordinated convertible notes	--	--	8
Dilutive potential common shares	76	74	102

Weighted-average shares used to compute diluted EPS	2,516	2,533	2,678

Non-GAAP net earnings per share:
Basic(a)	$1.06	$0.89	$0.89
Diluted(b)	$1.03	$0.86	$0.86

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Twelve months ended October 31,
	2008	2007

Numerator:
Non-GAAP net earnings	$9,302	$7,954
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	3	7

Non-GAAP net earnings, adjusted	$9,305	$7,961

Denominator:
Weighted-average shares used to compute basic EPS	2,483	2,630
Effect of dilutive securities:
Dilution from employee stock plans	81	78
Zero-coupon subordinated convertible notes	3	8
Dilutive potential common shares	84	86

Weighted-average shares used to compute diluted EPS	2,567	2,716

Non-GAAP net earnings per share:
Basic(a)	$3.75	$3.02
Diluted(b)	$3.62	$2.93

(a)	HP’s basic non-GAAP earnings per share was calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	HP’s diluted non-GAAP earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, pension curtailment and settlement gains and losses, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the first quarter of fiscal 2007, HP recognized a net curtailment gain for its non-U.S. pension plans. The net gain primarily reflects a plan design change in Mexico where HP ceased pension accruals for current employees who did not meet defined criteria based on age and years of service (calculated as of December 31, 2006). In the second quarter of fiscal 2007, HP recorded a pension curtailment gain primarily resulting from the decision to cease pension accruals under its U.S. defined benefit pension plan for all employees who were still accruing benefits under that plan. The curtailment gain was partially offset primarily by a settlement expense associated with the distribution and subsequent transfer of accrued pension benefits from HP’s U.S. Excess Benefit Plan to HP’s U.S. Executive Deferred Compensation Plan for the terminated vested plan participants. Because pension curtailment gains and pension settlement losses are inconsistent in amount and frequency, HP believes that eliminating these gains and losses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.